UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 15, 2016

Date of Report (Date of earliest event reported)

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4643 S. Ulster Street, Suite 970, Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

U.S. Energy Corp. (the “Company”) announced today the end of its exclusive rights to participate with IronHorse Resources, LLC (“IronHorse”) in the Wattenberg Development Project previously announced. The Company and IronHorse had entered into an Earnings and Participation Agreement dated September 14, 2016 (the “Agreement”) as to the purchase of 40% of IronHorse’s interest in five Wattenberg farmout agreements. The extended deadline for the Company’s providing reasonable evidence of funding expired on December 11, 2016, and as a result the Agreement terminated automatically on the same date. The Company is currently engaged with a financial institution and will continue to pursue various options for funding the Company’s projects. The Company remains optimistic about the Wattenberg project and will look to participate with IronHorse in the near future as financing permits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP

Dated: December 15, 2016
	By:	/s/David A. Veltri
David A. Veltri
CEO and President